Exhibit 99.1

Heritage Commerce Corp Earns $13.3 Million for the Fourth Quarter of 2023, and

$64.4 Million for the Full Year 2023

San Jose, CA — January 25, 2024 — Heritage Commerce Corp (Nasdaq: HTBK), (the “Company”), the holding company for Heritage Bank of Commerce (the “Bank”), today announced that its fourth quarter 2023 net income was $13.3 million, or $0.22 per average diluted common share, compared to $20.8 million, or $0.34 per average diluted common share, for the fourth quarter of 2022, and $15.8 million, or $0.26 per average diluted common share, for the third quarter of 2023. For the year ended December 31, 2023, net income was $64.4 million, or $1.05 per average diluted common share, compared to $66.6 million, or $1.09 per average diluted common share, for the year ended December 31, 2022. All results are unaudited.

"In 2023, despite challenges faced by many banks, the Company had a successful year with stable client deposits and 9% growth in year-over-year tangible book value. The fourth quarter showed solid performance, contributing to our second-best year in net income, surpassed only by the record profits of 2022," said Clay Jones, President and Chief Executive Officer. "Our loan growth resulted in an increase of 2% for both year-over-year and from the prior quarter. This loan growth, coupled with stable client deposits, showcases our resilience in an increasing interest rate environment. Although net interest income was impacted, as expected, we anticipate stabilization in our cost of funds following the recent Fed guidance on expected rate reductions in 2024."

Mr. Jones added, "Our focus remains on orderly organic growth, while avoiding borrowed funds and brokered deposits. Our local community retail and commercial deposit relationships serve as a stable and lower-cost funding source, reflecting our disciplined management approach. We have a strong balance sheet, evidenced by robust capital, ample liquidity, and a diversified loan portfolio.  We continue to add to loan reserves reflecting our solid loan growth while credit costs are modest.  I extend my gratitude to our dedicated team members for their talent and commitment in serving our community and clients, and driving our company forward."

Current Financial Condition and Liquidity Position

The following are important factors in understanding our current financial condition and liquidity position:

Liquidity and Available Lines of Credit:

●	The following table shows our liquidity and available lines of credit at December 31, 2023:

LIQUIDITY AND AVAILABLE LINES OF CREDIT	Total
(in $000’s, unaudited)	Available
Excess funds at the Federal Reserve Bank ("FRB")	$365,500
FRB discount window collateralized line of credit	1,235,573
Federal Home Loan Bank ("FHLB") collateralized borrowing capacity	1,100,931
Unpledged investment securities (at fair value)	58,120
Federal funds purchase arrangements	90,000
Holding company line of credit	20,000
Total	$2,870,124

●	The Company’s total liquidity and borrowing capacity was $2.87 billion, all of which remained available at December 31, 2023.
●	The available liquidity and borrowing capacity was 66% of the Company’s total deposits and approximately 142% of the Bank’s estimated uninsured deposits at December 31, 2023.
●	The Bank increased its credit line availability from the FRB and the FHLB by $1.50 billion to $2.34 billion at December 31, 2023, from $839.5 million at December 31, 2022.
●	The loan to deposit ratio was 76.52% at December 31, 2023, compared to 75.14% at December 31, 2022, and 71.81% at September 30, 2023, providing the Bank with ample liquidity and capacity to provide future credit to the community.

Deposits:

●	Total deposits were relatively flat at $4.38 billion at December 31, 2023, compared to $4.39 billion at December 31, 2022. Total deposits decreased ($197.0) million, or (4%) from $4.58 billion at September 30, 2023, as a result of deposit outflows from clients operating expenses, tax payments, one-time capital events, profit distributions, and to a lesser extent clients moving deposits to outside investment alternatives.
●	Migration of client deposits into interest-bearing accounts resulted in an increase in Insured Cash Sweep (“ICS”)/Certificate of Deposit Account Registry Service (“CDARS”) deposits to $854.1 million at December 31, 2023, compared to $30.4 million at December 31, 2022, and decreased ($67.1) million from $921.2 million at September 30, 2023.
●	Noninterest-bearing demand deposits decreased ($444.2) million, or (26%), to $1.29 billion at December 31, 2023 from $1.74 billion at December 31, 2022, largely in response to the increasing interest rate environment. Noninterest-bearing demand deposits increased $49.0 million, or 4%, from $1.24 billion at September 30, 2023, evidencing stabilization in deposit mix and partially helped by a single customer temporarily moving significant deposits into this category at year-end.
●	The Bank had 24,737 deposit accounts at December 31, 2023, with an average balance of $177,000, compared to 24,769 deposit accounts at September 30, 2023, with an average balance of $185,000. At December 31, 2022, the Company had 23,833 deposit accounts, with an average balance of $184,000.
●	Deposits from the Bank’s top 100 client relationships, representing 22% of the total number of accounts, totaled $1.96 billion, representing 45% of total deposits, with an average account size of $368,000 at December 31, 2023. At December 31, 2022, deposits from the Bank’s top 100 client relationships, representing 18% of the total number of accounts, totaled $2.03 billion, representing 46% of total deposits, with an average account size of $469,000. At September 30, 2023, deposits from the Bank’s top 100 client relationships, representing 22% of the total number of accounts, totaled $2.19 billion, representing 48% of total deposits, with an average account size of $408,000.

Investment Securities:

●	Investment securities totaled $1.09 billion at December 31, 2023, of which $442.6 million were in the securities available-for-sale portfolio (at fair value), and $650.6 million were in the securities held-to-maturity portfolio (at amortized cost, net of allowance for credit losses of $12,000). The fair value of the securities held-to-maturity portfolio was $564.1 million at December 31, 2023.
●	The weighted average life of the total investment securities portfolio was 4.40 years at December 31, 2023.
●	The following are the projected cash flows from paydowns and maturities in the investment securities portfolio for the periods indicated based on the current interest rate environment:

		Agency
		Mortgage-
		backed and
PROJECTED INVESTMENT SECURITIES PAYDOWNS & MATURITIES	U.S.	Municipal
(in $000’s, unaudited)	Treasury	Securities	Total
First quarter of 2024	$37,000	$28,977	$65,977
Second quarter of 2024	131,000	20,338	151,338
Third quarter of 2024	37,500	20,441	57,941
Fourth quarter of 2024	9,000	19,320	28,320
First quarter of 2025	35,000	18,835	53,835
Second quarter of 2025	118,000	18,366	136,366
Third quarter of 2025	25,500	19,209	44,709
Fourth quarter of 2025	—	17,460	17,460
Total	$393,000	$162,946	$555,946

Loans:

●	Loans, excluding loans held-for-sale, increased $51.8 million, or 2%, to $3.35 billion at December 31, 2023 from $3.30 billion at December 31, 2022, and increased $64.9 million, or 2%, from $3.29 billion at September 30, 2023. Core loans, excluding residential mortgages, increased $92.8 million, or 3%, to $2.85 billion at December 31, 2023, compared to $2.76 billion at December 31, 2022, and increased $71.0 million, or 3%, from $2.78 billion at September 30, 2023.
●	Commercial real estate (“CRE”) loans totaled $1.84 billion at December 31, 2023, of which 32% were owner occupied and 68% were investor CRE loans.
●	During the fourth quarter of 2023, there were 28 new CRE loans originated totaling $57 million with a weighted average loan-to-value and debt-service coverage for the non-owner occupied portfolio of 35% and 2.31 times, respectively.
●	The average loan size for all CRE loans was $1.6 million, and the average loan size for office CRE loans was also $1.6 million.
●	The Company has personal guarantees on 91% of its CRE portfolio. A substantial portion of the unguaranteed CRE loans were made to credit-worthy non-profit organizations.

●	Total office exposure in the CRE portfolio was $399 million, including 29 loans totaling approximately $75 million in San Jose, 17 loans totaling approximately $26 million in San Francisco, and eight loans totaling approximately $16 million, in Oakland, at December 31, 2023. Non-owner occupied CRE with office exposure totaled $312 million at December 31, 2023.
●	Of the $399 million of CRE loans with office exposure, approximately $36 million, or 9%, are situated in the Bay Area downtown business districts of San Jose and San Francisco, with an average loan balance of $2.1 million.
●	At December 31, 2023, the weighted average loan-to-value and debt-service coverage ratio for the entire non-owner occupied office portfolio were 42.9% and 1.82 times, respectively. For the nine non-owner occupied office loans in San Francisco at December 31, 2023, the weighted average loan-to-value and debt-service coverage ratio were 35% and 1.48 times, respectively.

Fourth Quarter Ended December 31, 2023

Operating Results, Balance Sheet Review, Capital Management, and Credit Quality

(as of, or for the periods ended December 31, 2023, compared to December 31, 2022, and September 30, 2023, except as noted):

Operating Results:

♦	Diluted earnings per share were $0.22 for the fourth quarter of 2023, compared to $0.34 for the fourth quarter of 2022, and $0.26 for the third quarter of 2023. Diluted earnings per share were $1.05 for the year ended December 31, 2023, compared to $1.09 for the year ended December 31, 2022.

♦	The following table indicates the ratios for the return on average tangible assets and the return on average tangible common equity for the periods indicated:

	For the Quarter Ended:			For the Year Ended:
	December 31,	September 30,	December 31,	December 31,	December 31,
(unaudited)	2023	2023	2022	2023	2022
Return on average tangible assets	1.03%	1.20%	1.59%	1.26%	1.27%
Return on average tangible common equity	10.84%	13.06%	18.89%	13.57%	15.57%

♦	Net interest income decreased (18%) to $42.3 million for the fourth quarter of 2023, compared to $51.7 million for the fourth quarter of 2022. The fully tax equivalent (“FTE”) net interest margin decreased (69) basis points to 3.41% for the fourth quarter of 2023, from 4.10% for the fourth quarter of 2022, primarily due to higher rates paid on customer deposits, and a decrease in the average balances of noninterest-bearing demand deposits, partially offset by increases in the prime rate and the rate on overnight funds.

●	Net interest income decreased (7%) to $42.3 million for the fourth quarter of 2023, compared to $45.4 million for the third quarter of 2023. The FTE net interest margin decreased (16) basis points to 3.41% for the fourth quarter of 2023 from 3.57% for the third quarter of 2023, primarily due to higher rates paid on customer deposits, and a decrease in the average balances of noninterest bearing demand deposits, partially offset by higher average yields on overnight funds, and an increase in the average balance of loans.

●	For the year ended December 31, 2023, the net interest income increased 2% to $183.2 million, compared to $179.9 million for the year ended December 31, 2022. The FTE net interest margin increased 13 basis points to 3.70% for the year ended December 31, 2023, from 3.57% for the year ended December 31, 2022, primarily due to increases in the prime rate and the rate on overnight funds, and a shift in the mix of earning assets as the Company invested its excess liquidity into higher yielding loans, partially offset by a higher rates paid on customer deposits, a decrease in the average balances of noninterest-bearing demand deposits, and an increase in the average balances of short-term borrowings.

♦	The following table, as of December 31, 2023, sets forth the estimated changes in the Company’s annual net interest income that would result from an instantaneous shift in interest rates from the base rate:

	Increase/(Decrease) in
	Estimated Net
	Interest Income(1)
CHANGE IN INTEREST RATES (basis points)	Amount	Percent
(in $000's, unaudited)
+400	$10,703	5.6%
+300	$7,997	4.2%
+200	$5,311	2.8%
+100	$2,648	1.4%
0	—	—
−100	$(3,197)	(1.7)%
−200	$(10,513)	(5.5)%
−300	$(22,609)	(11.8)%
−400	$(37,896)	(19.8)%

(1)	Computations of prospective effects of hypothetical interest rate changes are based on numerous assumptions including relative levels of market interest rates, loan prepayments and deposit decay, and should not be relied upon as indicative of actual results. These projections are forward-looking and should be considered in light of the Forward-Looking Statement Disclaimer below. Actual rates paid on deposits may differ from the hypothetical interest rates modeled due to competitive or market factors, which could reduce any actual impact on net interest income.

♦	The following tables present the average balance of loans outstanding, interest income, and the average yield for the periods indicated:
●	The average yield on the total loan portfolio decreased to 5.39% for the fourth quarter of 2023, compared to 5.46% for the third quarter of 2023, primarily due to lower loan yields on the core bank, lower average balances of asset-based lending loans, a decrease in the accretion of loan purchase discount into interest income from acquired loans, and lower prepayment fees.

	For the Quarter Ended			For the Quarter Ended
	December 31, 2023			September 30, 2023
	Average	Interest	Average	Average	Interest	Average
(in $000’s, unaudited)	Balance	Income	Yield	Balance	Income	Yield
Loans, core bank	$2,758,935	$37,303	5.36%	$2,720,010	$37,171	5.42%
Prepayment fees	—	91	0.01%	—	182	0.03%
Asset-based lending	14,717	371	10.00%	23,983	593	9.81%
Bay View Funding factored receivables	52,861	2,803	21.04%	51,664	2,775	21.31%
Purchased residential mortgages	459,268	3,812	3.29%	465,471	3,811	3.25%
Loan fair value mark / accretion	(3,352)	255	0.04%	(3,648)	321	0.05%
Total loans (includes loans held-for-sale)	$3,282,429	$44,635	5.39%	$3,257,480	$44,853	5.46%

●	The average yield on the total loan portfolio increased to 5.39% for the fourth quarter of 2023, compared to 5.19% for the fourth quarter of 2022, primarily due to increases in the prime rate.

	For the Quarter Ended			For the Quarter Ended
	December 31, 2023			December 31, 2022
	Average	Interest	Average	Average	Interest	Average
(in $000’s, unaudited)	Balance	Income	Yield	Balance	Income	Yield
Loans, core bank	$2,758,935	$37,303	5.36%	$2,662,873	$33,702	5.02%
Prepayment fees	—	91	0.01%	—	123	0.02%
Asset-based lending	14,717	371	10.00%	35,519	756	8.44%
Bay View Funding factored receivables	52,861	2,803	21.04%	71,789	3,696	20.43%
Purchased residential mortgages	459,268	3,812	3.29%	485,149	3,842	3.14%
Loan fair value mark / accretion	(3,352)	255	0.04%	(4,774)	382	0.06%
Total loans (includes loans held-for-sale)	$3,282,429	$44,635	5.39%	$3,250,556	$42,501	5.19%

●	The average yield on the total loan portfolio increased to 5.45% for the year ended December 31, 2023, compared to 4.91% for the year ended December 31, 2022, primarily due to increases in the prime rate, partially offset by a decrease in the accretion of the loan purchase discount into interest income from acquired loans, lower prepayment fees, and higher average balances of lower yielding purchased residential mortgages.

	For the Year Ended			For the Year Ended
	December 31, 2023			December 31, 2022
	Average	Interest	Average	Average	Interest	Average
(in $000’s, unaudited)	Balance	Income	Yield	Balance	Income	Yield
Loans, core bank	$2,707,198	$144,751	5.35%	$2,591,027	$120,166	4.64%
Prepayment fees	—	484	0.02%	—	1,278	0.05%
Asset-based lending	23,591	2,277	9.65%	51,990	3,613	6.95%
Bay View Funding factored receivables	62,642	13,426	21.43%	64,099	12,819	20.00%
Purchased residential mortgages	472,582	15,309	3.24%	417,672	12,395	2.97%
Loan fair value mark / accretion	(3,819)	1,381	0.05%	(5,782)	2,739	0.11%
Total loans (includes loans held-for-sale)	$3,262,194	$177,628	5.45%	$3,119,006	$153,010	4.91%

●	In aggregate, the remaining net purchase discount on total loans acquired was $3.2 million at December 31, 2023.

♦	The following table presents the average balance of deposits and interest-bearing liabilities, interest expense, and the average rate for the periods indicated:

	For the Quarter Ended			For the Quarter Ended
	December 31, 2023			September 30, 2023
	Average	Interest	Average	Average	Interest	Average
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Deposits:
Demand, noninterest-bearing	$1,243,222			$1,302,606

Demand, interest-bearing	948,061	$1,661	0.70%	1,017,686	$1,730	0.67%
Savings and money market	1,096,962	6,216	2.25%	1,087,336	5,514	2.01%
Time deposits - under $100	11,389	37	1.29%	11,966	30	0.99%
Time deposits - $100 and over	234,140	2,130	3.61%	272,362	2,489	3.63%
ICS/CDARS - interest-bearing demand, money market
and time deposits	920,976	6,009	2.59%	881,665	5,117	2.30%
Total interest-bearing deposits	3,211,528	16,053	1.98%	3,271,015	14,880	1.80%
Total deposits	4,454,750	16,053	1.43%	4,573,621	14,880	1.29%

Short-term borrowings	29	—	0.00%	31	—	0.00%
Subordinated debt, net of issuance costs	39,477	538	5.41%	39,439	539	5.42%
Total interest-bearing liabilities	3,251,034	16,591	2.02%	3,310,485	15,419	1.85%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	$4,494,256	$16,591	1.46%	$4,613,091	$15,419	1.33%

●	The average cost of total deposits increased to 1.43% for the fourth quarter of 2023, compared to 1.29% for the third quarter of 2023. The average cost of funds increased to 1.46% for the fourth quarter of 2023, compared to 1.33% for the third quarter of 2023. The average cost of deposits was 0.25% and the average cost of funds was 0.30% for the fourth quarter of 2022.

●	The average cost of total deposits increased to 1.06% for the year ended December 31, 2023, compared to 0.15% for the year ended December 31, 2022. The average cost of funds increased to 1.13% for the year ended December 31, 2023, compared to 0.19% for the year ended December 31, 2022.
●	The increase in the average cost of total deposits and the average cost of funds for the fourth quarter of 2023 and the year ended December 31, 2023 was primarily due to clients seeking higher yields and moving noninterest-bearing deposits to the Bank’s interest-bearing and ICS deposits and an increase in market interest rates.
♦	During the fourth quarter of 2023, we recorded a provision for credit losses on loans of $289,000, compared to a $508,000 provision for credit losses on loans for the fourth quarter of 2022, and a provision for credit losses on loans of $168,000 for the third quarter of 2023. There was a provision for credit losses on loans of $749,000 for the year ended December 31, 2023, compared to a $766,000 provision for credit losses on loans for the year ended December 31, 2022.
♦	Total noninterest income decreased (30%) to $1.9 million for the fourth quarter of 2023, compared to $2.8 million for the fourth quarter of 2022, primarily due to lower service charges and fees on deposit accounts during the fourth quarter of 2023. Total noninterest income decreased (12%) to $1.9 million for the fourth quarter of 2023, compared to $2.2 million for the third quarter of 2023, primarily due to no gain on sales of SBA loans, lower termination fees at Bay View Funding, and a lower gain on proceeds from company-owned life insurance during the fourth quarter of 2023.
●	For the year ended December 31, 2023, total noninterest income decreased (11%) to $9.0 million, compared to $10.1 million for the year ended December 31, 2022, primarily due to a $669,000 gain on warrants during the year ended December 31, 2022, and lower service charges and fees on deposit accounts, servicing income, and interchange fee income on credit cards, during the year ended December 31, 2023.
♦	Total noninterest expense for the fourth quarter of 2023 increased to $25.5 million, compared to $24.5 million for the fourth quarter of 2022, primarily due to higher insurance costs, regulatory assessments, and information technology related expenses included in other noninterest expense, partially offset by lower professional fees and occupancy and equipment expense during the fourth quarter of 2023. Total noninterest expense for the fourth quarter of 2023 increased to $25.5 million, compared to $25.2 million for the third quarter of 2023, primarily due to higher professional fees.
●	Total noninterest expense for the year ended December 31, 2023 increased to $101.1 million, compared to $94.9 million for the year ended December 31, 2022, primarily due to higher salaries and employee benefits, and higher insurance costs, regulatory assessments, improvements in information technology, and ICS/CDARS fee expenses included in other noninterest expense, partially offset by lower professional fees and occupancy and equipment expense during the year ended December 31, 2023.

●	Full time equivalent employees were 349 at December 31, 2023, and 340 at December 31, 2022, and 348 at September 30, 2023.

♦	The efficiency ratio was 57.62% for the fourth quarter of 2023, compared to 44.98% for the fourth quarter of 2022, and 52.89% for the third quarter of 2023. The efficiency ratio was 52.57% for the year ended December 31, 2023, compared to 49.93% for the year ended December 31, 2022.

♦	Income tax expense was $5.1 million for the fourth quarter of 2023, compared to $8.7 million for the fourth quarter of 2022, and $6.5 million for the third quarter of 2023. The effective tax rate for the fourth quarter of 2023 was 27.8%, compared to 29.5% for the fourth quarter of 2022, and 29.0% for the third quarter of 2023. Income tax expense for the year ended December 31, 2023 was $26.0 million, compared to $27.8 million for the year ended December 31, 2022. The effective tax rate for the year ended December 31, 2023 was 28.7%, compared to 29.5% for the year ended December 31, 2022.

Balance Sheet Review, Capital Management and Credit Quality:

♦Total assets increased 1% to $5.19 billion at December 31, 2023, compared to $5.16 billion at December 31, 2022, and decreased (4%) from $5.40 billion at September 30, 2023.

♦The following table shows the balances of securities available-for-sale, at fair value, and the related pre-tax unrealized (loss) for the periods indicated:

SECURITIES AVAILABLE-FOR-SALE	December 31,	September 30,	December 31,
(in $000’s, unaudited)	2023	2023	2022
Balance (at fair value):
U.S. Treasury	$382,369	$396,996	$418,474
Agency mortgage-backed securities	60,267	60,198	71,122
Total	$442,636	$457,194	$489,596

Pre-tax unrealized (loss):
U.S. Treasury	$(5,621)	$(9,606)	$(10,323)
Agency mortgage-backed securities	(4,313)	(7,185)	(5,794)
Total	$(9,934)	$(16,791)	$(16,117)

●	The pre-tax unrealized loss on the securities available-for-sale portfolio was ($9.9) million, or ($7.1) million net of taxes, which was 1.1% of total shareholders’ equity at December 31, 2023, down from ($16.8) million, or ($12.0) million net of taxes, at September 30, 2023, due to lower interest rates.

●	The weighted average life of the securities available-for-sale portfolio was 1.29 years at December 31, 2023.

♦	The following table shows the balances of securities held-to-maturity, at amortized cost, and the related pre-tax unrecognized (loss) and allowance for credit losses for the periods indicated:

SECURITIES HELD-TO-MATURITY	December 31,	September 30,	December 31,
(in $000’s, unaudited)	2023	2023	2022
Balance (at amortized cost):
Agency mortgage-backed securities	$618,374	$632,241	$677,381
Municipals — exempt from Federal tax (1)	32,203	32,453	37,623
Total (1)	$650,577	$664,694	$715,004

Pre-tax unrecognized (loss):
Agency mortgage-backed securities	$(85,729)	$(119,932)	$(99,742)
Municipals — exempt from Federal tax	(721)	(2,753)	(810)
Total	$(86,450)	$(122,685)	$(100,552)

Allowance for credit losses on municipal securities	$(12)	$(13)	$(14)

(1)	Gross of the allowance for credit losses of $12,000 at December, 2023, $13,000 at September 30, 2023, and $14,000 at December 31, 2022.

●	The pre-tax unrecognized loss on the securities held-to-maturity portfolio was ($86.5) million, or ($60.9) million net of taxes, which was 9.0% of total shareholders’ equity at December 31, 2023, down from ($122.7) million, or ($86.4) million net of taxes, at September 30, 2023, due to lower interest rates.

●	The weighted average life of the securities held-to-maturity portfolio was 6.57 years at December 31, 2023, which includes Community Reinvestment Act (“CRA”) mortgage-backed securities with longer maturities.

♦	The unrealized and unrecognized losses in both the available-for-sale and held-to-maturity portfolios were due to higher interest rates at December 31, 2023 compared to when the securities were purchased. The issuers are of high credit quality and all principal amounts are expected to be repaid when the securities mature. The fair value is expected to recover as the securities approach their maturity date and/or market rates decline.

♦	The following table summarizes the distribution of loans, excluding loans held-for-sale, and the percentage of distribution in each category for the periods indicated:

LOANS	December 31, 2023		September 30, 2023		December 31, 2022
(in $000’s, unaudited)	Balance	% to Total	Balance	% to Total	Balance	% to Total
Commercial	$463,778	14%	$430,664	13%	$533,915	16%
Real estate:
CRE - owner occupied	583,253	17%	589,751	18%	614,663	19%
CRE - non-owner occupied	1,256,590	37%	1,208,324	37%	1,066,368	32%
Land and construction	140,513	4%	158,138	5%	163,577	5%
Home equity	119,125	4%	124,477	4%	120,724	4%
Multifamily	269,734	8%	253,129	7%	244,882	7%
Residential mortgages	496,961	15%	503,006	15%	537,905	16%
Consumer and other	20,919	1%	18,526	1%	17,033	1%
Total Loans	3,350,873	100%	3,286,015	100%	3,299,067	100%
Deferred loan costs (fees), net	(495)	—	(554)	—	(517)	—
Loans, net of deferred costs and fees	$3,350,378	100%	$3,285,461	100%	$3,298,550	100%

●	Loans, excluding loans held-for-sale, increased $51.8 million, or 2%, to $3.35 billion at December 31, 2023, compared to $3.30 billion at December 31, 2022, and increased $64.9 million, or 2%, from $3.29 billion at September 30, 2023. Core loans, excluding residential mortgages, increased $92.8 million, or 3%, to $2.85 billion at December, 2023, compared to $2.76 billion at December 31, 2022, and increased $71.0 million from $2.78 billion at September 30, 2023.

●	Commercial and industrial (“C&I”) line utilization was 29% at both December 31, 2023 and December 31, 2022, compared to 27% at September 30, 2023.

●	At December 31, 2023, there was 32% of the CRE loan portfolio secured by owner occupied real estate, compared to 37% at December 31, 2022, and 33% at September 30, 2023.
♦	The following table presents the maturity distribution of the Company’s loans, excluding loans held-for-sale, as of December 31, 2023. The table shows the distribution of such loans between those loans with predetermined (fixed) interest rates and those with variable (floating) interest rates. Floating rates generally fluctuate with changes in the prime rate as reflected in the Western Edition of The Wall Street Journal, and contractual repricing dates.

	Due in		Over One Year But
LOAN MATURITIES	One Year or Less		Less than Five Years		Over Five Years
(in $000’s, unaudited)	Balance	% to Total	Balance	% to Total	Balance	% to Total	Total
Loans with variable interest rates	$359,013	40%	$269,586	30%	$274,829	30%	$903,428
Loans with fixed interest rates	74,940	3%	621,480	25%	1,751,025	72%	2,447,445
Loans	$433,953	13%	$891,066	27%	$2,025,854	60%	$3,350,873

●	At December 31, 2023, approximately 27% of the Company’s loan portfolio consisted of floating interest rate loans, compared to 33% at December 31, 2022, and 27% at September 30, 2023.

♦	The following table summarizes the allowance for credit losses on loans (“ACLL”) for the periods indicated:

	At or For the Quarter Ended:			At or For the Year Ended:
ALLOWANCE FOR CREDIT LOSSES ON LOANS	December 31,	September 30,	December 31,	December 31,	December 31,
(in $000’s, unaudited)	2023	2023	2022	2023	2022
Balance at beginning of period	$47,702	$47,803	$46,921	$47,512	$43,290
Charge-offs during the period	(160)	(447)	(56)	(1,011)	(434)
Recoveries during the period	127	178	139	708	3,890
Net recoveries (charge-offs) during the period	(33)	(269)	83	(303)	3,456
Provision for credit losses on loans during the period	289	168	508	749	766
Balance at end of period	$47,958	$47,702	$47,512	$47,958	$47,512

Total loans, net of deferred fees	$3,350,378	$3,285,461	$3,298,550	$3,350,378	$3,298,550
Total nonperforming loans	$7,707	$5,484	$2,425	$7,707	$2,425
ACLL to total loans	1.43%	1.45%	1.44%	1.43%	1.44%
ACLL to total nonperforming loans	622.27%	869.84%	1,959.26%	622.27%	1,959.26%

●	The following table shows the drivers of change in ACLL for each of the four quarters of 2023:

DRIVERS OF CHANGE IN ACLL
(in $000’s, unaudited)
ACLL at December 31, 2022	$47,512
Portfolio changes during the first quarter of 2023	(160)
Qualitative and quantitative changes during the first
quarter of 2023 including changes in economic forecasts	(79)
ACLL at March 31, 2023	47,273
Portfolio changes during the second quarter of 2023	1,652
Qualitative and quantitative changes during the second
quarter of 2023 including changes in economic forecasts	(1,122)
ACLL at June 30, 2023	47,803
Portfolio changes during the third quarter of 2023	(117)
Qualitative and quantitative changes during the third
quarter of 2023 including changes in economic forecasts	16
ACLL at September 30, 2023	47,702
Portfolio changes during the fourth quarter of 2023	1,216
Qualitative and quantitative changes during the fourth
quarter of 2023 including changes in economic forecasts	(960)
ACLL at December 31, 2023	$47,958

♦	The following is a breakout of nonperforming assets (“NPAs”) at the periods indicated:

NONPERFORMING ASSETS	December 31, 2023		September 30, 2023		December 31, 2022
(in $000’s, unaudited)	Balance	% of Total	Balance	% of Total	Balance	% of Total
Land and construction loans	$4,661	60%	$—	0%	$—	0%
Commercial loans	1,236	16%	1,712	31%	642	26%
Restructured and loans over 90 days past due
and still accruing	889	12%	1,966	36%	1,685	70%
Residential mortgages	779	10%	1,716	31%	—	0%
Home equity loans	142	2%	90	2%	98	4%
CRE loans	—	0%	—	0%	—	0%
Total nonperforming assets	$7,707	100%	$5,484	100%	$2,425	100%

●	There were 12 borrowers included in NPAs totaling $7.7 million, or 0.15% of total assets, at December 31, 2023, compared to 9 borrowers totaling $2.4 million, or 0.05% of total assets, at December 31, 2022, and 11 borrowers totaling $5.5 million, or 0.10% of total assets at September 30, 2023. The increase in NPAs at December 31, 2023, was primarily due to the downgrade of loans to one customer totaling $4.6 million, which are well collateralized and there are no specific reserves for these loans. This increase in NPAs was partially offset by pay-offs of loans previously included in NPAs.

●	There were no CRE loans included in NPAs at December 31, 2023, December 31, 2022, or September 30, 2023.

●	There were no foreclosed assets on the balance sheet at December 31, 2023, December 31, 2022, or September 30, 2023.

●	There were no Shared National Credits (“SNCs”) or material purchased participations included in NPAs or total loans at December 31, 2023, December 31, 2022, or September 30, 2023.

●	Classified assets totaled $31.8 million, or 0.61% of total assets, at December 31, 2023, compared to $14.5 million, or 0.28% of total assets, at December 31, 2022, and $31.1 million, or 0.57% of total assets, at September 30, 2023.

♦	The following table summarizes the distribution of deposits and the percentage of distribution in each category for the periods indicated:

DEPOSITS	December 31, 2023		September 30, 2023		December 31, 2022
(in $000’s, unaudited)	Balance	% to Total	Balance	% to Total	Balance	% to Total
Demand, noninterest-bearing	$1,292,486	30%	$1,243,501	27%	$1,736,722	40%
Demand, interest-bearing	914,066	21%	1,004,185	22%	1,196,427	27%
Savings and money market	1,087,518	25%	1,110,640	24%	1,285,444	29%
Time deposits — under $250	38,055	1%	43,906	1%	32,445	1%
Time deposits — $250 and over	192,228	4%	252,001	6%	108,192	2%
ICS/CDARS — interest-bearing demand,
money market and time deposits	854,105	19%	921,224	20%	30,374	1%
Total deposits	$4,378,458	100%	$4,575,457	100%	$4,389,604	100%

●	The Bank’s uninsured deposits were approximately $2.01 billion, or 46% of total deposits, at December 31, 2023, compared to $2.12 billion, or 46% of total deposits, at September 30, 2023, and $2.15 billion, or 48% of total deposits, at June 30, 2023, and $2.56 billion, or 58% of total deposits, at March 31, 2023, and $2.79 billion, or 64% of total deposits, at December 31, 2022.
♦	The Company’s consolidated capital ratios exceeded regulatory guidelines and the Bank’s capital ratios exceeded regulatory guidelines under the Basel III prompt corrective action (“PCA”) regulatory guidelines for a well-capitalized financial institution, and the Basel III minimum regulatory requirements at December 31, 2023, as reflected in the following table:

			Well-capitalized
			Financial
			Institution	Basel III
	Heritage	Heritage	Basel III PCA	Minimum
	Commerce	Bank of	Regulatory	Regulatory
CAPITAL RATIOS (unaudited)	Corp	Commerce	Guidelines	Requirement (1)
Total Capital	15.4%	14.8%	10.0%	10.5%
Tier 1 Capital	13.2%	13.7%	8.0%	8.5%
Common Equity Tier 1 Capital	13.2%	13.7%	6.5%	7.0%
Tier 1 Leverage	10.0%	10.3%	5.0%	4.0%
Tangible common equity / tangible assets (2)	9.8%	10.2%	N/A	N/A

(1)	Basel III minimum regulatory requirements for both the Company and the Bank include a 2.5% capital conservation buffer, except the leverage ratio.
(2)	Represents shareholders’ equity minus goodwill and other intangible assets divided by total assets minus goodwill and other intangible assets.

♦	The following table reflects the components of accumulated other comprehensive loss, net of taxes, for the periods indicated:

ACCUMULATED OTHER COMPREHENSIVE LOSS	December 31,	September 30,	December 31,
(in $000’s, unaudited)	2023	2023	2022
Unrealized loss on securities available-for-sale	$(7,116)	$(11,985)	$(11,506)
Split dollar insurance contracts liability	(2,809)	(3,234)	(3,091)
Supplemental executive retirement plan liability	(2,892)	(2,343)	(2,371)
Unrealized gain on interest-only strip from SBA loans	87	93	112
Total accumulated other comprehensive loss	$(12,730)	$(17,469)	$(16,856)

Heritage Commerce Corp, a bank holding company established in October 1997, is the parent company of Heritage Bank of Commerce, established in 1994 and headquartered in San Jose, CA with full-service branches in Danville, Fremont, Gilroy, Hollister, Livermore, Los Altos, Los Gatos, Morgan Hill, Oakland, Palo Alto, Pleasanton, Redwood City, San Francisco, San Jose, San Mateo, San Rafael, and Walnut Creek. Heritage Bank of Commerce is an SBA Preferred Lender. Bay View Funding, a subsidiary of Heritage Bank of Commerce, is based in San Jose, CA and provides business-essential working capital factoring financing to various industries throughout the United States. For more information, please visit www.heritagecommercecorp.com. The contents of our website are not incorporated into, and do not perform a part of, this release or of our filings with the Securities and Exchange Commission.

Forward-Looking Statement Disclaimer

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be deemed to include, among other things, statements relating to the Company’s future financial performance, projected cash flows of our investment securities portfolio, the performance of our loan portfolio, estimated net interest income resulting from a shift in interest rates, expectation of high credit quality issuers ability to repay, as well as statements relating to the anticipated effects on the Company’s financial condition and results of operations from expected developments or events. These forward-looking statements are subject to various risks and uncertainties that may be outside our control and our actual results could differ materially from our projected results. Risks and uncertainties that could cause our financial performance to differ materially from our goals, plans, expectations and projections expressed in forward-looking statements include those set forth in our filings with the Securities and Exchange Commission (“SEC”), Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and the following: (1) factors that affect our liquidity and our ability to meet customer demands for deposit withdrawals, including our cash on hand and the availability of funds from our lines of credit; (2) factors that affect the collectability of our loans, including fluctuations in interest rates as those changes affect our borrowers’ ability to pay and perform on all other terms of our loans; (3) media items and consumer confidence as those factors affect depositors’ confidence in the banking system generally and our bank in particular; (4) factors that affect the value and liquidity of our investment portfolios, particularly the values of securities available-for-sale; (5) the effect of our measures to assure adequate liquidity of deposits as those measures affect profitability, including increasing interest rates on deposits as a component of our interest expense; (6) our ability to estimate accurately, and to establish adequate reserves against, the risk of loss associated with our loan and lease portfolio; (7) events and circumstances that affect our borrowers’ financial condition, results of operations and cash flows, which may, during periods of economic uncertainty or decline, adversely affect those borrowers’ ability to repay our loans timely and in full, or to comply with their other obligations under our loan agreements with those customers; (8) geopolitical and domestic political developments, including ongoing conflicts in Ukraine and the Middle East, as well as other regions that are experiencing or that may in the future experience political or economic upheaval, that can increase levels of political and economic unpredictability, contribute to rising energy and commodity prices, and increase the volatility of financial markets; (9) current and future economic and market conditions in the United States generally or in the communities we serve, including the effects of declines in property values and overall slowdowns in economic growth should these events occur; (10) effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Federal Open Market Committee of the Federal Reserve Board and other factors that affect market interest rates generally; (11) inflationary pressures and changes in the interest rate environment that reduce our margins and yields, the fair value of financial instruments or our level of loan originations, or increase the level of defaults, losses and prepayments on loans to customers, whether held in the portfolio or in the secondary market; (12) changes in the level of nonperforming assets and charge offs and other credit quality measures, and their impact on the adequacy of our allowance for credit losses and our provision for credit losses; (13) volatility in credit and equity markets and its effect on the global economy; (14) conditions relating to the impact of recent and potential future pandemic response measures on our customers, employees, businesses, liquidity, financial results and overall condition including severity and duration of the associated uncertainties in U.S. and global markets; (15) our ability to compete effectively with other banks and financial services companies and the effects of competition in the financial services industry on our business; (16) our ability to achieve loan growth and attract deposits in our market area; (17) risks associated with concentrations in real estate related loans; (18) the relative strength or weakness of the commercial and real estate markets where our borrowers are located, including related vacancy rates, and asset and market prices; (19) regulatory limits on the Bank’s ability to pay dividends to the Company; (20) operational issues stemming from, and/or capital spending necessitated by, the potential need to adapt to industry changes in information technology systems, on which we are highly dependent; (21) our inability to attract, recruit, and retain qualified officers and other personnel could harm our ability to implement our strategic plan, impair our relationships with customers and adversely affect our business, results of operations and growth prospects; (22) possible adjustment of the valuation of our deferred tax assets or of the goodwill associated with previous acquisitions; (23) our ability to keep pace with technological changes, including our ability to identify and address cyber-security risks such as data security breaches, “denial of service” attacks, “hacking” and identity theft; (24) inability of our framework to manage risks associated with our business, including operational risk and credit risk; (25) risks of loss of funding of the Small Business

Administration (“SBA”) or SBA loan programs, or changes in those programs; (26) compliance with applicable laws and governmental and regulatory requirements, including the Dodd-Frank Act and others relating to banking, consumer protection, securities, accounting and tax matters; (27) effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; (28) the expense and uncertain resolution of litigation matters whether occurring in the ordinary course of business or otherwise; (29) availability of and competition for acquisition opportunities; (30) risks resulting from domestic or international terrorism, riots, widespread mayhem, and similar events or circumstances; (31) risks of natural disasters (including earthquakes, fires, and flooding) and other events beyond our control; and (32) our success in managing the risks involved in the foregoing factors.

Member FDIC

For additional information, contact:

Debbie Reuter

EVP, Corporate Secretary

Direct: (408) 494-4542

Debbie.Reuter@herbank.com

	For the Quarter Ended:			Percent Change From:		For the Year Ended:
CONSOLIDATED INCOME STATEMENTS	December 31,	September 30,	December 31,	September 30,	December 31,	December 31,	December 31,	Percent
(in $000’s, unaudited)	2023	2023	2022	2023	2022	2023	2022	Change
Interest income	$58,892	$60,791	$55,192	(3)%	7%	$234,298	$188,828	24%
Interest expense	16,591	15,419	3,453	8%	380%	51,074	8,948	471%
Net interest income before provision
for credit losses on loans	42,301	45,372	51,739	(7)%	(18)%	183,224	179,880	2%
Provision for credit losses on loans	289	168	508	72%	(43)%	749	766	(2)%
Net interest income after provision
for credit losses on loans	42,012	45,204	51,231	(7)%	(18)%	182,475	179,114	2%
Noninterest income:
Service charges and fees on deposit
accounts	838	859	1,801	(2)%	(53)%	4,341	4,640	(6)%
Increase in cash surrender value of
life insurance	519	517	481	0%	8%	2,031	1,925	6%
Servicing income	103	62	138	66%	(25)%	400	508	(21)%
Termination fees	25	118	—	(79)%	N/A	154	61	152%
Gain on proceeds from company-owned
life insurance	25	100	—	(75)%	N/A	125	27	363%
Gain on sales of SBA loans	—	207	—	(100)%	N/A	482	491	(2)%
Gain on warrants	—	—	—	N/A	N/A	—	669	(100)%
Other	432	353	352	22%	23%	1,465	1,790	(18)%
Total noninterest income	1,942	2,216	2,772	(12)%	(30)%	8,998	10,111	(11)%
Noninterest expense:
Salaries and employee benefits	13,919	14,147	13,915	(2)%	0%	56,862	55,331	3%
Occupancy and equipment	2,367	2,301	2,510	3%	(6)%	9,490	9,639	(2)%
Professional fees	1,085	717	1,414	51%	(23)%	4,350	5,015	(13)%
Other	8,120	8,006	6,679	1%	22%	30,352	24,874	22%
Total noninterest expense	25,491	25,171	24,518	1%	4%	101,054	94,859	7%
Income before income taxes	18,463	22,249	29,485	(17)%	(37)%	90,419	94,366	(4)%
Income tax expense	5,135	6,454	8,686	(20)%	(41)%	25,976	27,811	(7)%
Net income	$13,328	$15,795	$20,799	(16)%	(36)%	$64,443	$66,555	(3)%

PER COMMON SHARE DATA
(unaudited)
Basic earnings per share	$0.22	$0.26	$0.34	(15)%	(35)%	$1.06	$1.10	(4)%
Diluted earnings per share	$0.22	$0.26	$0.34	(15)%	(35)%	$1.05	$1.09	(4)%
Weighted average shares outstanding - basic	61,118,485	61,093,289	60,788,803	0%	1%	61,038,857	60,602,962	1%
Weighted average shares outstanding - diluted	61,412,816	61,436,240	61,357,023	0%	0%	61,311,318	61,090,290	0%
Common shares outstanding at period-end	61,146,835	61,099,155	60,852,723	0%	0%	61,146,835	60,852,723	0%
Dividend per share	$0.13	$0.13	$0.13	0%	0%	$0.52	$0.52	0%
Book value per share	$11.00	$10.83	$10.39	2%	6%	$11.00	$10.39	6%
Tangible book value per share	$8.12	$7.94	$7.46	2%	9%	$8.12	$7.46	9%

KEY FINANCIAL RATIOS
(unaudited)
Annualized return on average equity	7.96%	9.54%	13.40%	(17)%	(41)%	9.88%	10.95%	(10)%
Annualized return on average tangible
common equity	10.84%	13.06%	18.89%	(17)%	(43)%	13.57%	15.57%	(13)%
Annualized return on average assets	1.00%	1.16%	1.54%	(14)%	(35)%	1.21%	1.23%	(2)%
Annualized return on average tangible assets	1.03%	1.20%	1.59%	(14)%	(35)%	1.26%	1.27%	(1)%
Net interest margin (FTE)	3.41%	3.57%	4.10%	(4)%	(17)%	3.70%	3.57%	4%
Efficiency ratio	57.62%	52.89%	44.98%	9%	28%	52.57%	49.93%	5%

AVERAGE BALANCES
(in $000’s, unaudited)
Average assets	$5,291,962	$5,399,930	$5,360,867	(2)%	(1)%	$5,310,277	$5,401,220	(2)%
Average tangible assets	$5,115,321	$5,222,692	$5,181,793	(2)%	(1)%	$5,132,741	$5,221,159	(2)%
Average earning assets	$4,923,582	$5,051,710	$5,009,578	(3)%	(2)%	$4,955,018	$5,051,552	(2)%
Average loans held-for-sale	$1,612	$2,765	$2,346	(42)%	(31)%	$2,821	$2,238	26%
Average total loans	$3,280,817	$3,254,715	$3,248,210	1%	1%	$3,259,373	$3,116,768	5%
Average deposits	$4,454,750	$4,573,621	$4,600,533	(3)%	(3)%	$4,467,489	$4,647,200	(4)%
Average demand deposits - noninterest-bearing	$1,243,222	$1,302,606	$1,851,003	(5)%	(33)%	$1,393,949	$1,863,928	(25)%
Average interest-bearing deposits	$3,211,528	$3,271,015	$2,749,530	(2)%	17%	$3,073,540	$2,783,272	10%
Average interest-bearing liabilities	$3,251,034	$3,310,485	$2,788,880	(2)%	17%	$3,140,105	$2,825,035	11%
Average equity	$664,638	$656,973	$615,941	1%	8%	$652,449	$607,603	7%
Average tangible common equity	$487,997	$479,735	$436,867	2%	12%	$474,913	$427,542	11%

	For the Quarter Ended:
CONSOLIDATED INCOME STATEMENTS	December 31,	September 30,	June 30,	March 31,	December 31,
(in $000’s, unaudited)	2023	2023	2023	2023	2022
Interest income	$58,892	$60,791	$58,341	$56,274	$55,192
Interest expense	16,591	15,419	12,048	7,016	3,453
Net interest income before provision
for credit losses on loans	42,301	45,372	46,293	49,258	51,739
Provision for credit losses on loans	289	168	260	32	508
Net interest income after provision
for credit losses on loans	42,012	45,204	46,033	49,226	51,231
Noninterest income:
Service charges and fees on deposit
accounts	838	859	901	1,743	1,801
Increase in cash surrender value of
life insurance	519	517	502	493	481
Servicing income	103	62	104	131	138
Termination fees	25	118	—	11	—
Gain on proceeds from company-owned
life insurance	25	100	—	—	—
Gain on sales of SBA loans	—	207	199	76	—
Gain on warrants	—	—	—	—	—
Other	432	353	368	312	352
Total noninterest income	1,942	2,216	2,074	2,766	2,772
Noninterest expense:
Salaries and employee benefits	13,919	14,147	13,987	14,809	13,915
Occupancy and equipment	2,367	2,301	2,422	2,400	2,510
Professional fees	1,085	717	1,149	1,399	1,414
Other	8,120	8,006	7,433	6,793	6,679
Total noninterest expense	25,491	25,171	24,991	25,401	24,518
Income before income taxes	18,463	22,249	23,116	26,591	29,485
Income tax expense	5,135	6,454	6,713	7,674	8,686
Net income	$13,328	$15,795	$16,403	$18,917	$20,799

PER COMMON SHARE DATA
(unaudited)
Basic earnings per share	$0.22	$0.26	$0.27	$0.31	$0.34
Diluted earnings per share	$0.22	$0.26	$0.27	$0.31	$0.34
Weighted average shares outstanding - basic	61,118,485	61,093,289	61,035,435	60,908,221	60,788,803
Weighted average shares outstanding - diluted	61,412,816	61,436,240	61,266,059	61,268,072	61,357,023
Common shares outstanding at period-end	61,146,835	61,099,155	61,091,155	60,948,607	60,852,723
Dividend per share	$0.13	$0.13	$0.13	$0.13	$0.13
Book value per share	$11.00	$10.83	$10.70	$10.62	$10.39
Tangible book value per share	$8.12	$7.94	$7.80	$7.70	$7.46

KEY FINANCIAL RATIOS
(unaudited)
Annualized return on average equity	7.96%	9.54%	10.12%	12.03%	13.40%
Annualized return on average tangible
common equity	10.84%	13.06%	13.93%	16.71%	18.89%
Annualized return on average assets	1.00%	1.16%	1.25%	1.47%	1.54%
Annualized return on average tangible assets	1.03%	1.20%	1.29%	1.52%	1.59%
Net interest margin (FTE)	3.41%	3.57%	3.76%	4.09%	4.10%
Efficiency ratio	57.62%	52.89%	51.67%	48.83%	44.98%

AVERAGE BALANCES
(in $000’s, unaudited)
Average assets	$5,291,962	$5,399,930	$5,278,243	$5,235,506	$5,360,867
Average tangible assets	$5,115,321	$5,222,692	$5,100,399	$5,057,063	$5,181,793
Average earning assets	$4,923,582	$5,051,710	$4,948,397	$4,895,009	$5,009,578
Average loans held-for-sale	$1,612	$2,765	$4,166	$2,755	$2,346
Average total loans	$3,280,817	$3,254,715	$3,227,175	$3,274,770	$3,248,210
Average deposits	$4,454,750	$4,573,621	$4,424,041	$4,415,952	$4,600,533
Average demand deposits - noninterest-bearing	$1,243,222	$1,302,606	$1,368,373	$1,667,260	$1,851,003
Average interest-bearing deposits	$3,211,528	$3,271,015	$3,055,668	$2,748,692	$2,749,530
Average interest-bearing liabilities	$3,251,034	$3,310,485	$3,157,722	$2,834,732	$2,788,880
Average equity	$664,638	$656,973	$650,240	$637,597	$615,941
Average tangible common equity	$487,997	$479,735	$472,396	$459,154	$436,867

	End of Period:			Percent Change From:
CONSOLIDATED BALANCE SHEETS	December 31,	September 30,	December 31,	September 30,	December 31,
(in $000’s, unaudited)	2023	2023	2022	2023	2022
ASSETS
Cash and due from banks	$41,592	$40,076	$27,595	4%	51%
Other investments and interest-bearing deposits
in other financial institutions	366,537	605,476	279,008	(39)%	31%
Securities available-for-sale, at fair value	442,636	457,194	489,596	(3)%	(10)%
Securities held-to-maturity, at amortized cost	650,565	664,681	714,990	(2)%	(9)%
Loans held-for-sale - SBA, including deferred costs	2,205	841	2,456	162%	(10)%
Loans:
Commercial	463,778	430,664	533,915	8%	(13)%
Real estate:
CRE - owner occupied	583,253	589,751	614,663	(1)%	(5)%
CRE - non-owner occupied	1,256,590	1,208,324	1,066,368	4%	18%
Land and construction	140,513	158,138	163,577	(11)%	(14)%
Home equity	119,125	124,477	120,724	(4)%	(1)%
Multifamily	269,734	253,129	244,882	7%	10%
Residential mortgages	496,961	503,006	537,905	(1)%	(8)%
Consumer and other	20,919	18,526	17,033	13%	23%
Loans	3,350,873	3,286,015	3,299,067	2%	2%
Deferred loan fees, net	(495)	(554)	(517)	(11)%	(4)%
Total loans, net of deferred costs and fees	3,350,378	3,285,461	3,298,550	2%	2%
Allowance for credit losses on loans	(47,958)	(47,702)	(47,512)	1%	1%
Loans, net	3,302,420	3,237,759	3,251,038	2%	2%
Company-owned life insurance	79,489	79,607	78,945	0%	1%
Premises and equipment, net	9,857	9,707	9,301	2%	6%
Goodwill	167,631	167,631	167,631	0%	0%
Other intangible assets	8,627	9,229	11,033	(7)%	(22)%
Accrued interest receivable and other assets	122,536	131,106	125,987	(7)%	(3)%
Total assets	$5,194,095	$5,403,307	$5,157,580	(4)%	1%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Demand, noninterest-bearing	$1,292,486	$1,243,501	$1,736,722	4%	(26)%
Demand, interest-bearing	914,066	1,004,185	1,196,427	(9)%	(24)%
Savings and money market	1,087,518	1,110,640	1,285,444	(2)%	(15)%
Time deposits - under $250	38,055	43,906	32,445	(13)%	17%
Time deposits - $250 and over	192,228	252,001	108,192	(24)%	78%
ICS/CDARS - interest-bearing demand, money market
and time deposits	854,105	921,224	30,374	(7)%	2712%
Total deposits	4,378,458	4,575,457	4,389,604	(4)%	0%
Subordinated debt, net of issuance costs	39,502	39,463	39,350	0%	0%
Accrued interest payable and other liabilities	103,234	126,457	96,170	(18)%	7%
Total liabilities	4,521,194	4,741,377	4,525,124	(5)%	0%

Shareholders’ Equity:
Common stock	506,539	505,692	502,923	0%	1%
Retained earnings	179,092	173,707	146,389	3%	22%
Accumulated other comprehensive loss	(12,730)	(17,469)	(16,856)	(27)%	(24)%
Total shareholders' equity	672,901	661,930	632,456	2%	6%
Total liabilities and shareholders’ equity	$5,194,095	$5,403,307	$5,157,580	(4)%	1%

	End of Period:
CONSOLIDATED BALANCE SHEETS	December 31,	September 30,	June 30,	March 31,	December 31,
(in $000’s, unaudited)	2023	2023	2023	2023	2022
ASSETS
Cash and due from banks	$41,592	$40,076	$42,551	$41,318	$27,595
Other investments and interest-bearing deposits
in other financial institutions	366,537	605,476	468,951	698,690	279,008
Securities available-for-sale, at fair value	442,636	457,194	486,058	491,751	489,596
Securities held-to-maturity, at amortized cost	650,565	664,681	682,095	698,231	714,990
Loans held-for-sale - SBA, including deferred costs	2,205	841	3,136	2,792	2,456
Loans:
Commercial	463,778	430,664	466,354	506,602	533,915
Real estate:
CRE - owner occupied	583,253	589,751	608,031	603,298	614,663
CRE - non-owner occupied	1,256,590	1,208,324	1,147,313	1,083,852	1,066,368
Land and construction	140,513	158,138	162,816	166,408	163,577
Home equity	119,125	124,477	128,009	124,481	120,724
Multifamily	269,734	253,129	244,959	231,242	244,882
Residential mortgages	496,961	503,006	514,064	528,639	537,905
Consumer and other	20,919	18,526	17,635	17,905	17,033
Loans	3,350,873	3,286,015	3,289,181	3,262,427	3,299,067
Deferred loan fees, net	(495)	(554)	(397)	(512)	(517)
Total loans, net of deferred fees	3,350,378	3,285,461	3,288,784	3,261,915	3,298,550
Allowance for credit losses on loans	(47,958)	(47,702)	(47,803)	(47,273)	(47,512)
Loans, net	3,302,420	3,237,759	3,240,981	3,214,642	3,251,038
Company-owned life insurance	79,489	79,607	79,940	79,438	78,945
Premises and equipment, net	9,857	9,707	9,197	9,142	9,301
Goodwill	167,631	167,631	167,631	167,631	167,631
Other intangible assets	8,627	9,229	9,830	10,431	11,033
Accrued interest receivable and other assets	122,536	131,106	121,467	122,474	125,987
Total assets	$5,194,095	$5,403,307	$5,311,837	$5,536,540	$5,157,580

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Demand, noninterest-bearing	$1,292,486	$1,243,501	$1,319,844	$1,469,081	$1,736,722
Demand, interest-bearing	914,066	1,004,185	1,064,638	1,196,789	1,196,427
Savings and money market	1,087,518	1,110,640	1,075,835	1,264,567	1,285,444
Time deposits - under $250	38,055	43,906	44,520	37,884	32,445
Time deposits - $250 and over	192,228	252,001	171,852	172,070	108,192
ICS/CDARS - interest-bearing demand, money market
and time deposits	854,105	921,224	824,083	304,147	30,374
Total deposits	4,378,458	4,575,457	4,500,772	4,444,538	4,389,604
Other short-term borrowings	—	—	—	300,000	—
Subordinated debt, net of issuance costs	39,502	39,463	39,425	39,387	39,350
Accrued interest payable and other liabilities	103,234	126,457	117,970	105,407	96,170
Total liabilities	4,521,194	4,741,377	4,658,167	4,889,332	4,525,124

Shareholders’ Equity:
Common stock	506,539	505,692	505,075	504,135	502,923
Retained earnings	179,092	173,707	165,853	157,390	146,389
Accumulated other comprehensive loss	(12,730)	(17,469)	(17,258)	(14,317)	(16,856)
Total shareholders' equity	672,901	661,930	653,670	647,208	632,456
Total liabilities and shareholders’ equity	$5,194,095	$5,403,307	$5,311,837	$5,536,540	$5,157,580

	At or For the Quarter Ended:			Percent Change From:
CREDIT QUALITY DATA	December 31,	September 30,	December 31,	September 30,	December 31,
(in $000’s, unaudited)	2023	2023	2022	2023	2022
Nonaccrual loans - held-for-investment	$6,818	$3,518	$740	94%	821%
Restructured and loans over 90 days past due
and still accruing	889	1,966	1,685	(55)%	(47)%
Total nonperforming loans	7,707	5,484	2,425	41%	218%
Foreclosed assets	—	—	—	N/A	N/A
Total nonperforming assets	$7,707	$5,484	$2,425	41%	218%
Other restructured loans still accruing	$—	$—	$171	N/A	(100)%
Net charge-offs (recoveries) during the quarter	$33	$269	$(83)	(88)%	140%
Provision for credit losses on loans during the quarter	$289	$168	$508	72%	(43)%
Allowance for credit losses on loans	$47,958	$47,702	$47,512	1%	1%
Classified assets	$31,763	$31,062	$14,544	2%	118%
Allowance for credit losses on loans to total loans	1.43%	1.45%	1.44%	(1)%	(1)%
Allowance for credit losses on loans to total nonperforming loans	622.27%	869.84%	1,959.26%	(28)%	(68)%
Nonperforming assets to total assets	0.15%	0.10%	0.05%	50%	200%
Nonperforming loans to total loans	0.23%	0.17%	0.07%	35%	229%
Classified assets to Heritage Commerce Corp
Tier 1 capital plus allowance for credit losses on loans	6%	6%	3%	0%	100%
Classified assets to Heritage Bank of Commerce
Tier 1 capital plus allowance for credit losses on loans	5%	5%	3%	0%	67%

OTHER PERIOD-END STATISTICS
(in $000’s, unaudited)
Heritage Commerce Corp:
Tangible common equity (1)	$496,643	$485,070	$453,792	2%	9%
Shareholders’ equity / total assets	12.88%	12.25%	12.26%	5%	5%
Tangible common equity / tangible assets (2)	9.84%	9.28%	9.11%	6%	8%
Loan to deposit ratio	76.52%	71.81%	75.14%	7%	2%
Noninterest-bearing deposits / total deposits	29.52%	27.18%	39.56%	9%	(25)%
Total capital ratio	15.4%	15.6%	14.8%	(1)%	4%
Tier 1 capital ratio	13.2%	13.4%	12.7%	(1)%	4%
Common Equity Tier 1 capital ratio	13.2%	13.4%	12.7%	(1)%	4%
Tier 1 leverage ratio	10.0%	9.6%	9.2%	4%	9%
Heritage Bank of Commerce:
Total capital ratio	14.8%	15.0%	14.2%	(1)%	4%
Tier 1 capital ratio	13.7%	13.9%	13.2%	(1)%	4%
Common Equity Tier 1 capital ratio	13.7%	13.9%	13.2%	(1)%	4%
Tier 1 leverage ratio	10.3%	10.0%	9.5%	3%	8%

(1)	Represents shareholders' equity minus goodwill and other intangible assets.
(2)	Represents shareholders' equity minus goodwill and other intangible assets divided by total assets minus goodwill and other intangible assets.

	At or For the Quarter Ended:
CREDIT QUALITY DATA	December 31,	September 30,	June 30,	March 31,	December 31,
(in $000’s, unaudited)	2023	2023	2023	2023	2022
Nonaccrual loans - held-for-investment	$6,818	$3,518	$3,275	$781	$740
Restructured and loans over 90 days past due
and still accruing	889	1,966	2,262	1,459	1,685
Total nonperforming loans	7,707	5,484	5,537	2,240	2,425
Foreclosed assets	—	—	—	—	—
Total nonperforming assets	$7,707	$5,484	$5,537	$2,240	$2,425
Other restructured loans still accruing	$—	$—	$—	$—	$171
Net charge-offs (recoveries) during the quarter	$33	$269	$(270)	$271	$(83)
Provision for credit losses on loans during the quarter	$289	$168	$260	$32	$508
Allowance for credit losses on loans	$47,958	$47,702	$47,803	$47,273	$47,512
Classified assets	$31,763	$31,062	$30,500	$26,800	$14,544
Allowance for credit losses on loans to total loans	1.43%	1.45%	1.45%	1.45%	1.44%
Allowance for credit losses on loans to total nonperforming loans	622.27%	869.84%	863.34%	2,110.40%	1,959.26%
Nonperforming assets to total assets	0.15%	0.10%	0.10%	0.04%	0.05%
Nonperforming loans to total loans	0.23%	0.17%	0.17%	0.07%	0.07%
Classified assets to Heritage Commerce Corp
Tier 1 capital plus allowance for credit losses on loans	6%	6%	6%	5%	3%
Classified assets to Heritage Bank of Commerce
Tier 1 capital plus allowance for credit losses on loans	5%	5%	5%	5%	3%

OTHER PERIOD-END STATISTICS
(in $000’s, unaudited)
Heritage Commerce Corp:
Tangible common equity (1)	$496,643	$485,070	$476,209	$469,146	$453,792
Shareholders’ equity / total assets	12.88%	12.25%	12.31%	11.69%	12.26%
Tangible common equity / tangible assets (2)	9.84%	9.28%	9.27%	8.76%	9.11%
Loan to deposit ratio	76.52%	71.81%	73.07%	73.39%	75.14%
Noninterest-bearing deposits / total deposits	29.52%	27.18%	29.32%	33.05%	39.56%
Total capital ratio	15.4%	15.6%	15.4%	15.3%	14.8%
Tier 1 capital ratio	13.2%	13.4%	13.2%	13.1%	12.7%
Common Equity Tier 1 capital ratio	13.2%	13.4%	13.2%	13.1%	12.7%
Tier 1 leverage ratio	10.0%	9.6%	9.7%	9.6%	9.2%
Heritage Bank of Commerce:
Total capital ratio	14.8%	15.0%	14.8%	14.7%	14.2%
Tier 1 capital ratio	13.7%	13.9%	13.7%	13.5%	13.2%
Common Equity Tier 1 capital ratio	13.7%	13.9%	13.7%	13.5%	13.2%
Tier 1 leverage ratio	10.3%	10.0%	10.0%	9.9%	9.5%

(1)	Represents shareholders' equity minus goodwill and other intangible assets.
(2)	Represents shareholders' equity minus goodwill and other intangible assets divided by total assets minus goodwill and other intangible assets.

	For the Quarter Ended			For the Quarter Ended
	December 31, 2023			December 31, 2022
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, gross (1)(2)	$3,282,429	$44,635	5.39%	$3,250,556	$42,501	5.19%
Securities - taxable	1,074,638	6,516	2.41%	1,156,563	6,941	2.38%
Securities - exempt from Federal tax (3)	32,244	288	3.54%	37,958	324	3.39%
Other investments and interest-bearing deposits
in other financial institutions	534,271	7,514	5.58%	564,501	5,494	3.86%
Total interest earning assets (3)	4,923,582	58,953	4.75%	5,009,578	55,260	4.38%
Cash and due from banks	35,214			36,392
Premises and equipment, net	9,843			9,436
Goodwill and other intangible assets	176,641			179,074
Other assets	146,682			126,387
Total assets	$5,291,962			$5,360,867

Liabilities and shareholders’ equity:
Deposits:
Demand, noninterest-bearing	$1,243,222			$1,851,003

Demand, interest-bearing	948,061	1,661	0.70%	1,164,378	945	0.32%
Savings and money market	1,096,962	6,216	2.25%	1,424,964	1,694	0.47%
Time deposits - under $100	11,389	37	1.29%	12,157	7	0.23%
Time deposits - $100 and over	234,140	2,130	3.61%	120,246	268	0.88%
ICS/CDARS - interest-bearing demand, money market
and time deposits	920,976	6,009	2.59%	27,785	1	0.01%
Total interest-bearing deposits	3,211,528	16,053	1.98%	2,749,530	2,915	0.42%
Total deposits	4,454,750	16,053	1.43%	4,600,533	2,915	0.25%

Short-term borrowings	29	—	0.00%	24	—	0.00%
Subordinated debt, net of issuance costs	39,477	538	5.41%	39,326	538	5.43%
Total interest-bearing liabilities	3,251,034	16,591	2.02%	2,788,880	3,453	0.49%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	4,494,256	16,591	1.46%	4,639,883	3,453	0.30%
Other liabilities	133,068			105,043
Total liabilities	4,627,324			4,744,926
Shareholders’ equity	664,638			615,941
Total liabilities and shareholders’ equity	$5,291,962			$5,360,867

Net interest income (3) / margin		42,362	3.41%		51,807	4.10%
Less tax equivalent adjustment (3)		(61)			(68)
Net interest income		$42,301			$51,739

(1)	Includes loans held-for-sale. Nonaccrual loans are included in average balances.
(2)	Yield amounts earned on loans include fees and costs. The accretion of net deferred loan fees into loan interest income was $147,000 for the fourth quarter of 2023, compared to $326,000 for the fourth quarter of 2022. Prepayment fees totaled $91,000 for the fourth quarter of 2023, compared to $123,000 for the fourth quarter of 2022.
(3)	Reflects the FTE adjustment for Federal tax-exempt income based on a 21% tax rate.

	For the Quarter Ended			For the Quarter Ended
	December 31, 2023			September 30, 2023
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, gross (1)(2)	$3,282,429	$44,635	5.39%	$3,257,480	$44,853	5.46%
Securities - taxable	1,074,638	6,516	2.41%	1,114,782	6,797	2.42%
Securities - exempt from Federal tax (3)	32,244	288	3.54%	32,947	293	3.53%
Other investments and interest-bearing deposits
in other financial institutions	534,271	7,514	5.58%	646,501	8,909	5.47%
Total interest earning assets (3)	4,923,582	58,953	4.75%	5,051,710	60,852	4.78%
Cash and due from banks	35,214			35,911
Premises and equipment, net	9,843			9,374
Goodwill and other intangible assets	176,641			177,238
Other assets	146,682			125,697
Total assets	$5,291,962			$5,399,930

Liabilities and shareholders’ equity:
Deposits:
Demand, noninterest-bearing	$1,243,222			$1,302,606

Demand, interest-bearing	948,061	1,661	0.70%	1,017,686	1,730	0.67%
Savings and money market	1,096,962	6,216	2.25%	1,087,336	5,514	2.01%
Time deposits - under $100	11,389	37	1.29%	11,966	30	0.99%
Time deposits - $100 and over	234,140	2,130	3.61%	272,362	2,489	3.63%
ICS/CDARS - interest-bearing demand, money market
and time deposits	920,976	6,009	2.59%	881,665	5,117	2.30%
Total interest-bearing deposits	3,211,528	16,053	1.98%	3,271,015	14,880	1.80%
Total deposits	4,454,750	16,053	1.43%	4,573,621	14,880	1.29%

Short-term borrowings	29	—	0.00%	31	—	0.00%
Subordinated debt, net of issuance costs	39,477	538	5.41%	39,439	539	5.42%
Total interest-bearing liabilities	3,251,034	16,591	2.02%	3,310,485	15,419	1.85%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	4,494,256	16,591	1.46%	4,613,091	15,419	1.33%
Other liabilities	133,068			129,866
Total liabilities	4,627,324			4,742,957
Shareholders’ equity	664,638			656,973
Total liabilities and shareholders’ equity	$5,291,962			$5,399,930

Net interest income (3) / margin		42,362	3.41%		45,433	3.57%
Less tax equivalent adjustment (3)		(61)			(61)
Net interest income		$42,301			$45,372

(1)	Includes loans held-for-sale. Nonaccrual loans are included in average balances.
(2)	Yield amounts earned on loans include fees and costs. The accretion of net deferred loan fees into loan interest income was $147,000 for the fourth quarter of 2023, compared to $201,000 for the third quarter of 2023. Prepayment fees totaled $91,000 for the fourth quarter of 2023, compared to $182,000 for the third quarter of 2023.
(3)	Reflects the FTE adjustment for Federal tax-exempt income based on a 21% tax rate.

	For the Year Ended			For the Year Ended
	December 31, 2023			December 31, 2022
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, gross (1)(2)	$3,262,194	$177,628	5.45%	$3,119,006	$153,010	4.91%
Securities - taxable	1,124,190	27,351	2.43%	983,137	20,666	2.10%
Securities - exempt from Federal tax (3)	33,806	1,196	3.54%	40,478	1,372	3.39%
Other investments, interest-bearing deposits in other
financial institutions and Federal funds sold	534,828	28,374	5.31%	908,931	14,068	1.55%
Total interest earning assets (3)	4,955,018	234,549	4.73%	5,051,552	189,116	3.74%
Cash and due from banks	35,955			37,287
Premises and equipment, net	9,421			9,574
Goodwill and other intangible assets	177,536			180,061
Other assets	132,347			122,746
Total assets	$5,310,277			$5,401,220

Liabilities and shareholders’ equity:
Deposits:
Demand, noninterest-bearing	$1,393,949			$1,863,928

Demand, interest-bearing	1,074,523	6,655	0.62%	1,224,676	2,415	0.20%
Savings and money market	1,144,032	19,857	1.74%	1,394,283	3,720	0.27%
Time deposits - under $100	11,809	97	0.82%	12,587	21	0.17%
Time deposits - $100 and over	218,131	6,874	3.15%	122,018	609	0.50%
ICS/CDARS - interest-bearing demand, money market
and time deposits	625,045	14,074	2.25%	29,708	5	0.02%
Total interest-bearing deposits	3,073,540	47,557	1.55%	2,783,272	6,770	0.24%
Total deposits	4,467,489	47,557	1.06%	4,647,200	6,770	0.15%

Short-term borrowings	27,145	1,365	5.03%	24	—	0.00%
Subordinated debt, net of issuance costs	39,420	2,152	5.46%	41,739	2,178	5.22%
Total interest-bearing liabilities	3,140,105	51,074	1.63%	2,825,035	8,948	0.32%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	4,534,054	51,074	1.13%	4,688,963	8,948	0.19%
Other liabilities	123,774			104,654
Total liabilities	4,657,828			4,793,617
Shareholders’ equity	652,449			607,603
Total liabilities and shareholders’ equity	$5,310,277			$5,401,220

Net interest income (3) / margin		183,475	3.70%		180,168	3.57%
Less tax equivalent adjustment (3)		(251)			(288)
Net interest income		$183,224			$179,880

(1)	Includes loans held-for-sale. Nonaccrual loans are included in average balances.
(2)	Yield amounts earned on loans include fees and costs. The accretion of net deferred loan fees into loan interest income was $742,000 for the year ended December 31 2023, compared to $3,437,000 for the year ended December 31, 2022. Prepayment fees totaled $484,000 for the year ended December 31, 2023, compared to $1,278,000 for the year ended December 31, 2022.
(3)	Reflects the FTE adjustment for Federal tax-exempt income based on a 21% tax rate.